SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2017

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Nofi has been appointed as Perfumania Holdings, Inc.'s ("the Company") Chief Financial Officer, effective May 2, 2017. Mr. Nofi, age 46, has over 25 years of experience in corporate finance including financial reporting, business process improvement and organizational effectiveness. Prior to joining the Company, Mr. Nofi served as the Vice President of Finance and Controller of Acorda Therapeutics, which develops therapies for people with neurological disorders. From 2014 to 2015, Mr. Nofi served as the Vice President, Global Internal Audit for Allergan, a leading integrated global specialty pharmaceutical company. Mr. Nofi held increasing roles of responsibilities in Corporate Finance at Forest Laboratories, including Assistant Vice President, Assistant Controller from 2010 to 2014. Mr. Nofi received a B.S. in Accountancy at the Villanova University and is a Certified Public Accountant .

 In connection with his appointment, Mr. Nofi will receive an annual base salary of $280,000, and he will also be eligible to receive other benefits available to the Company's other executive officers. Mr. Nofi will be an "at-will" employee of the Company and will have no specified term as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: May 3, 2017	By: /s/ Michael W. Katz
Michael W. Katz
Chief Executive Officer